Exhibit (h)(3)

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (the “Amendment”) is made as of November 16, 2020 by and between AdvisorShares Trust (the “Trust”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Trust and BNY Mellon are parties to a Fund Administration and Accounting Agreement dated as of July 16, 2009, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Agreement and shall update the list of Series on Exhibit A thereto and set forth terms applicable to certain of the Series;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein; and

D.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with amended Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

ADVISORSHARES TRUST

By: /s/ Dan Ahrens

Name: Dan Ahrens

Title: Secretary & Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Patrick Griffin

Name: Patrick Griffin

Title: Service Director

Date: 11/30/20

EXHIBIT A

to

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

Dated July 16, 2009 between

ADVISORSHARES TRUST

and

THE BANK OF NEW YORK MELLON

(as of November 16, 2020)

SERIES OF ADVISORSHARES TRUST:

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Dorsey Wright FSM US Core ETF

AdvisorShares Dorsey Wright Micro-Cap ETF

AdvisorShares Dorsey Wright Short ETF

AdvisorShares DoubleLine Value ETF

AdvisorShares Focused Equity ETF

AdvisorShares FolioBeyond Smart Core Bond ETF

AdvisorShares Newfleet Multi-Sector Income ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Pure US Cannabis ETF

AdvisorShares Ranger Equity Bear ETF

AdvisorShares Sage Core Reserves ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares Vice ETF

AdvisorShares Q Dynamic Growth ETF

AdvisorShares Q Portfolio Blended Allocation ETF

3